UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 27, 2007

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2007, the Board of Directors named Barry G. Caldwell to serve as President and Chief Executive Officer of STAAR Surgical Company (the "Company"). He replaced David Bailey, who had been serving in those capacities and was named President of International Operations for the Company. Mr. Caldwell and Mr. Bailey also serve on the Company’s Board of Directors, and it is expected they will continue to do so.

Also on November 27, 2007, the Compensation Committee of the Board of Directors of STAAR Surgical Company (the "Company") approved Executive Employment Agreements for each of Mr. Caldwell and Mr. Bailey, which are summarized below. The summaries are qualified in their entirety by reference to the full text of Mr. Caldwell’s Executive Employment Agreement and Mr. Bailey’s Executive Employment Agreement, copies of which are filed with this Report as Exhibit 10.66 and Exhibit 10.67, and which are incorporated herein by this reference.

Barry G. Caldwell Employment Agreement

The Executive Employment Agreement between the Company and Barry G. Caldwell dated November 27, 2007 (the "Caldwell Employment Agreement") provides for his service as President and Chief Executive Officer of the Company and became effective on November 27, 2007 (the "Effective Date"). Among other things it provides for the following:

1. Mr. Caldwell will serve as President and Chief Executive Officer of the Company.

2. He will receive an annual salary of $400,000, of which $100,000 will be received in the form of restricted stock. The restricted stock will be subject to vesting restrictions, and will vest in twelve equal monthly installments during the year after grant.

3. Mr. Caldwell will be eligible for a performance bonus of up to 60% of annual salary, first to be determined and, if awarded, to be paid in 2009 based on performance during 2008.

4. The Company will grant an option to purchase 200,000 shares of Common Stock, subject to approval by the Compensation Committee at its next regular meeting. Mr. Caldwell will also be eligible to participate in equity compensation programs generally available to similarly situated executives of the Company. The initial option will vest, subject to continued service, in three equal installments on the first three anniversaries of the Effective Date, and it will have a term of 10 years.

5. The Caldwell Employment Agreement has an initial term of one year, and will automatically renew for successive one-year terms unless either party gives written notice of its intent not to renew within six months prior to the expiration of the original term or any renewal term.

6. Mr. Caldwell shall be entitled to participate in all benefit plans available to similarly situated executives of the Company, including executive level health and life insurance coverage.

7. Mr. Caldwell shall receive relocation assistance, including (i) reimbursement of rent for a serviced apartment in the vicinity of the Company’s headquarters and twice monthly round-trip airfare to Fort Worth, Texas, for a period of twelve months, and (ii) should Mr. Caldwell relocate to a residence in Southern California, reimbursement of expenses related to the sale of Mr. Caldwell’s residence in Texas and purchase of a residence in Southern California and moving costs, provided the relocation takes place within 12 months of the effective date of the agreement (which period may be extended by the Board at its exclusive discretion).

8. If the Company terminates Mr. Caldwell’s employment other than for cause, then he will be entitled to six months’ notice plus continued salary for 12 months. Stock options will continue to vest for 18 months following notice of termination other than for cause.

9. Within the period of 120 days prior to a change in control, or one year after a change in control, if Mr. Caldwell’s employment is terminated (or if he resigns during that period following a material reduction in compensation or change in duties) he will receive 18 months salary as a lump-sum payment, plus continued benefits for a 12-month period. In addition, following such a termination all unvested options or restricted stock will immediately vest and options will continue to be exercisable until their expiration date.

10. Except for his current consulting arrangement with Iridex Corporation, which terminates on January 15, 2008, Mr. Caldwell is generally restricted from engaging in competing business activities.

11. It is anticipated that the Board will nominate Mr. Caldwell to be re-elected to the Board of Directors. He will not receive additional compensation for board service.

David Bailey Employment Agreement

The Executive Employment Agreement between the Company and David Bailey dated November 27, 2007 (the "Bailey Employment Agreement") provides for his service as President of International Operations of the Company and also became effective on the Effective Date. The Bailey Employment Agreement supersedes the previous Employment Agreement between the Company and David Bailey dated as of December 19, 2000 (the "Previous Agreement"), and among other things provides for the following:

1. Mr. Bailey will serve as President, International Operations, and will be based at the Company’s facility in Nidau, Switzerland.

2. Mr. Bailey will receive an annual salary of 450,000 Swiss francs.

3. The Previous Agreement is terminated.

4. Mr. Bailey will be eligible for a performance bonus of up to 50% of annual salary, to be determined and, if awarded, paid in 2009 based on performance during 2008. Notwithstanding the termination of the Previous Agreement, in 2008 Mr. Bailey shall continue to be eligible for a performance bonus of up to 60% based on 2007 performance.

5. Mr. Bailey’s outstanding options to purchase Company common stock will continue to vest pursuant to their original terms and conditions. Mr. Bailey will also be eligible to participate in equity compensation programs generally available to similarly situated executives of the Company.

6. The Bailey Employment Agreement provides for an initial term of three years, and will automatically renew for successive one-year terms, unless either party gives written notice of its intent not to renew within six months prior to the expiration of the original term or any renewal term.

7. Mr. Bailey will be entitled to receive benefits commensurate with the benefits received under the Previous Agreement, including an automobile allowance and executive level health, disability and life insurance coverage.

8. The Company will provide relocation assistance, including (i) reimbursement of fees for tax counseling and tax-related service; (ii) reimbursement for moving expenses of up to $25,000, (iii) a grant of 125,000 shares of common stock in lieu of any other assistance in selling his residence in Southern California and purchasing a residence in Europe; and (iii) of up to 3,000 Swiss francs per month for a serviced apartment in the vicinity of the Company’s headquarters in Nidau, Switzerland.

9. If Mr. Bailey’s employment is terminated by the Company other than for cause, then he will be entitled to six months’ notice plus continued salary for the longer of (i) one year and (ii) the remaining term of the Bailey Employment Agreement. He will continue to receive benefits through the notice period and the subsequent 12 months. Stock options will continue to vest for 18 months following notice of termination other than for cause.

12. Within the period of 120 days prior to a change in control, or one year after a change in control, if Mr. Bailey’s employment is terminated or he terminates employment for any reason he will receive 18 months salary, plus continued benefits for a 12-month period. In addition, following such event all unvested options or restricted stock will immediately vest and options will continue to be exercisable until their expiration date.

13. Mr. Bailey is generally restricted from engaging in competing business activities.

14. It is anticipated that the Board will nominate Mr. Bailey to be re-elected to the Board of Directors. He will not receive additional compensation for board service.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

November 27, 2007	By:	/s/Charles Kaufman

Name: Charles Kaufman
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.66	Executive Employment Agreement by and between the Company and Barry G. Caldwell, dated as of November 27, 2007.
10.67	Executive Employment Agreement by and between the Company and David Bailey, dated as of November 27, 2007.